Exhibit 99.2
Supplementary Bidder’s Statement for the Offer by Magellan Petroleum Corporation (ARBN 117 452 454) to acquire all the Shares it does not already own in Magellan Petroleum Australia Limited (ACN 009 728 581)

TABLE OF CONTENTS
PREAMBLE
1.	CHAIRMAN’S LETTER

2.	INCREASE IN OFFER CONSIDERATION

3.	IMPORTANT DEVELOPMENTS
3.1	Northern Territory Government Announcement

3.2	MPAL’s Target’s Statement
4.	REASONS WHY THE REVISED OFFER IS ATTRACTIVE

5.	NOTICES

6.	ASIC CLASS ORDER 01/1543

7.	APPROVAL OF SUPPLEMENTARY BIDDER’S STATEMENT AND NOTICES
ANNEXURE A – Offer Consideration
PREAMBLE
This document is a Supplementary Bidder’s Statement, dated 24 January 2006, given pursuant to Division 4 of Part 6.5 of the Corporations Act 2001 in compliance with the requirements of Section 645 of the Corporations Act (“Supplementary Bidder’s Statement”).
It is the first Supplementary Bidder’s Statement prepared by Magellan Petroleum Corporation (“Magellan”) in relation to the Offer from Magellan to acquire all the ordinary shares in Magellan Petroleum Australia Limited (“MPAL”) contained in Appendix A of Magellan’s Bidder’s Statement dated 29 November 2005 (“Original Bidder’s Statement”).
This Supplementary Bidder’s Statement supplements, and should be read together with, the Original Bidder’s Statement.
Defined terms used in this Supplementary Bidder’s Statement are capitalised and have the meaning given to them in Section 12 of the Original Bidder’s Statement.
This Supplementary Bidder’s Statement will prevail to the extent of any inconsistency with the Original Bidder’s Statement.
This document contains important information and requires your immediate attention. If you are in any doubt as to how to deal with this document, you should consult your broker or your legal, financial or other professional adviser as soon as possible. If you have any queries about this document, the Offer or how to accept the Offer, please call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia). In accordance with legal requirements, calls to these numbers will be recorded.
MAGELLAN EXTENDS THE CLOSING DATE OF ITS OFFER TO 9 MARCH 2006

MAGELLAN PETROLEUM CORPORATION
CHAIRMAN’S LETTER
24 January 2006
Dear MPAL Shareholder,
We are pleased to be writing to you once again in connection with our offer to acquire MPAL Shares, as more fully detailed in the Original Bidder’s Statement.
In this Supplementary Bidder’s Statement we:

o	increase the consideration being offered by over 26%* to a value of A$2.00 (“Revised Benchmark Offer Consideration”), by:
▪	increasing the share swap ratio to 7.5 Magellan Shares for every 10 MPAL Shares; and

▪	adding 10 cents of cash per MPAL share (“Additional Cash Consideration”). (“Revised Offer”);

o	extend our Offer until 9 March 2006;

o	highlight the negative impact on MPAL which emerges from the recent Northern Territory Government announcement in respect of uncontracted Mereenie gas beyond 2009;

o	correct the shortcomings and inconsistencies made by PricewaterhouseCoopers Securities Ltd (“PwC”), MPAL’s independent expert, in its valuation analysis contained in MPAL’s Target’s Statement, to more properly reflect relative values and the level of dilution in asset values that MPAL Shareholders would experience under the Offer;

o	emphasise the liquidity of Magellan Shares trading on NASDAQ; and

o	state why, in our opinion, we believe the Revised Offer is attractive to MPAL Shareholders.
The Revised Benchmark Offer Consideration of A$2.00 per MPAL Share compares favourably to:
▪	A$1.39 – the latest closing price for MPAL Shares...................... a premium of 44%

▪	A$1.35 – closing price of MPAL on Offer Announcement Date...... a premium of 48%
Those MPAL Shareholders who have already accepted the Offer will be entitled to the higher consideration outlined herein, if the Revised Offer is successful.
To accept the Revised Offer you should follow the instructions on the acceptance form enclosed with our Original Bidder’s Statement, or call the shareholder information line on 1300 551 398 (within Australia) or +61 3 9415 4303 (outside Australia) for further details.
Yours sincerely
Walter McCann, Chairman

*	Compared to the initial Benchmark Offer Consideration of A$1.582, as per the Original Bidder’s Statement. Throughout this document a US$/A$ exchange rate of 0.75 is assumed.

2. INCREASE IN OFFER CONSIDERATION
2.1 Improvement in Share Swap Ratio, and addition of Cash Component
Magellan has increased its Offer Consideration to 7.5 Magellan Shares for every 10 MPAL Shares.
In addition, Magellan will pay 10 cents cash for each MPAL Share.
2.2 Value of Revised Offer
Magellan’s Revised Offer:
(a)	is equivalent to A$2.00 per MPAL Share;

(b)	represents an increase in excess of 26% over the Benchmark Offer Consideration of A$1.582 outlined in the Original Bidder’s Statement; and

(c)	values MPAL at A$93.4 million, an increase of approximately A$19.5 million in the capitalised value of MPAL (despite the negative implications in regard to the Northern Territory Government announcement – see Section 3.1 below);
The MPAL capitalised value of A$93.4 million under the Offer is significantly higher than MPAL’s current market capitalisation of A$64.9 million.
The value of Magellan’s Offer Consideration will depend, ultimately, on Magellan’s Share price. Magellan Shares trade on NASDAQ and the Boston Stock Exchange at prices which vary from day to day and hour to hour. Accordingly, the value of the Offer Consideration varies. Please see Annexure A of this Supplementary Bidder’s Statement for further discussion on the potential variations in the value of the Offer Consideration.
The increase in the share-swap ratio will result in Magellan issuing approximately 15.7 million new Magellan Shares. The Additional Cash Consideration amounts to an outlay of approximately A$2.1 million to holders of MPAL Shares, excluding Magellan.
2.3 Funding of the Additional Cash Consideration
(a) Source of Funding of the Additional Cash Consideration
Magellan currently holds, and at the time at which the Additional Cash Consideration is likely to be paid is forecast to hold, sufficient cash to effect the payment.
(b) Payment of the Additional Cash Consideration
The Additional Cash Consideration will be paid on or before the later of:
(i)	one month after the date MPAL Shareholders validly accept the Offer; or

(ii)	one month after the date the Offer becomes or is declared unconditional, and in any event (assuming the Offer becomes or is declared unconditional), no later than 21 days after the end of the Offer Period.
2.4 Amendments to the Pro Forma Statement of Financial Performance
As a result of the Revised Offer, the pro forma statement of financial position in Section 4.2 of the Original Bidder’s Statement will change. The key changes are as follows:
(a)	Cash, cash equivalents and marketable securities decreases by US$1.57 million;

(b)	Goodwill increases by US$8.10 million;

(c)	Deferred income tax liability increases by US$0.40 million; and

(d)	Shareholders’ equity increases by US$6.13 million.
Revised pro forma balances are not shown here as these can be derived arithmetically from the above information.
Magellan will include revised, updated pro forma financial statements in the final prospectus/proxy statement to be mailed by Magellan to its U.S. shareholders on or about 30 January 2006. A copy of this prospectus/proxy statement may be obtained without charge from Magellan at its website, www.magpet.com, or at the U.S. Securities and Exchange Commission’s website: www.sec.gov.

3	IMPORTANT DEVELOPMENTS

3.1	Northern Territory Government Announcement

On 23 December 2005, shortly after lodging its Target’s Statement which recommended rejection of Magellan’s Offer, MPAL advised the Australian Stock Exchange and the market of an important announcement by the Northern Territory Government in regard to gas supplies beyond 2009.

MPAL presently supplies gas from its Mereenie field to the Northern Territory’s Power and Water Corporation. Supply agreements expire by June 2009.

The Northern Territory Government announcement confirmed the signing of a heads of agreement with a third party, Eni Australia Limited by which they will work together exclusively to negotiate the necessary commercial terms of a gas sale agreement for the supply of gas from the Blacktip field to meet the Northern Territory’s long term gas requirements from 2009.

MPAL published a supplementary target’s statement on 3 January 2006 which stated that the approximate value of the uncontracted gas sales from the Mereenie field beyond 2009 was A$19.3 million, as used in PwC’s valuation of MPAL for the Target’s Statement. It is likely that MPAL’s potential market for Mereenie’s uncontracted gas beyond 2009 will now be lost and that the value of those gas sales may reduce to nil.

The mid-point value of MPAL as determined by PwC in the Target’s Statement was A$96 million (that is, A$2.06 per share). Taking into account the full value of the likely loss of uncontracted Mereenie gas sales beyond 2009, we estimate that the notional intrinsic value of MPAL would be A$76.7 million (that is, A$1.65 per share), a reduction of approximately A$19.3 million.

3.2	MPAL’s Target’s Statement

MPAL’s independent directors recommended rejection of the original Offer on the basis of the report of the independent expert.

Magellan believes that MPAL’s Target Statement contains fundamental shortcomings particularly within the PwC report:
➢	When assessing the value of the Magellan, it appears that PwC did not give due consideration to the market value of Magellan Shares which we believe yields a more accurate value of Magellan for the following reasons:
-	Non-controlling, minority shareholders in a company, by definition, would not have, and cannot expect to have, direct access to a company’s underlying net asset base or ‘intrinsic value’; and

-	Magellan is offering the non-controlling, minority shareholders of MPAL securities in a company which is a going concern and which has an active market in its shares in the United States.
➢	PwC, in its assessment of intrinsic values, uses two different methodologies in determining the ‘negative value’ of corporate costs in each of MPAL and Magellan.

➢	PwC, in valuing Magellan and MPAL, applies a discount to Magellan’s consolidated intrinsic value to differentiate between controlling share value and minority share value, but compares this only to a controlling share value for MPAL.
The financial effects of those inconsistencies are both absolute and relative:
➢	We believe that the true value of Magellan is measured by the trading performance of its shares. The market for Magellan’s Shares is particularly active on NASDAQ in the United States (see comparisons in section 4 below). As stated in PwC’s independent expert’s report, the volume weighted average price of Magellan Shares in the 38 days after the announcement of the Offer was US$1.70. This exceeds PwC’s assessment which values Magellan’s mid-point post transaction intrinsic value as US$1.34 per Magellan Share (after successful completion of the Offer).

➢	The volume weighted average price of Magellan Shares in the period subsequent to the Northern Territory Government’s announcement (see above in section 3.1) is approximately US$1.90. Shortly before the completion and printing of this Supplementary Bidder’s Statement, the closing price for Magellan Shares was US$2.23.

➢	PwC’s inconsistent calculation of the negative value of Magellan’s corporate costs results in an understatement, in our opinion, of US$4.6 million in the overall intrinsic value of Magellan (US$0.114 per Magellan Share, post-completion of the Offer).

➢	PwC has assumed a minority discount factor of 20% in their assessment of Magellan’s intrinsic share value on the basis that “there will not be any single dominant shareholders post merger, which serves to reduce the discount”. In our opinion, the discount causes an understatement of US$13.75 million in PwC’s overall intrinsic value for Magellan (US$0.34 per Magellan Share, post-completion of the Offer).

➢	If the PwC mid-point valuation of the intrinsic value of Magellan was extrapolated for the likely loss of uncontracted Mereenie gas sales beyond 2009, the flaws identified above, and the Revised Offer parameters (including the 10 cent cash outlay), the pro forma value of the Revised Offer increases appreciably. PwC assessed the value of the Offer (using intrinsic values) as A$1.25 per MPAL Share. An extrapolated and up-dated figure, in Magellan’s opinion, is A$1.46 per MPAL Share – an increase of 17% over PWC’s assessment of A$1.25 per MPAL Share.
Magellan’s firm opinion remains, however, that using the intrinsic value of a company in assessing an offer value provides an erroneous valuation as minority interests cannot, by definition, extract value directly from the underlying assets of a going-concern company in which they hold securities. We believe the true value of a company lies in the market value of its securities.

4 REASONS WHY THE REVISED OFFER IS ATTRACTIVE
4.1 Combination of Shares and Cash
Magellan values the Revised Benchmark Offer Consideration, including the cash component if applicable, at A$2.00 per MPAL share.
4.2 Premium
This Revised Benchmark Offer Consideration of A$2.00 per MPAL Share compares favourably to:

o	A$1.39 – the latest closing price for MPAL Shares............ a premium of 44%

o	A$1.35 – closing price on Offer Announcement Date......... a premium of 48%
4.3 Liquidity
Magellan Shares have a highly liquid trading profile on NASDAQ as compared with MPAL Shares trading on the ASX, as illustrated in the table below:

	Average Trading Volume on NASDAQ or ASX in calendar 2005
	Monthly	Daily
Magellan	13.9 million	> 660,000
MPAL	560,000	27,600
4.4 Dilution
If the Offer is successful, minority MPAL Shareholders as a whole would forego their 44.87% interest in MPAL for a lesser 37.9% interest in the larger, combined group of Magellan.
The dilutionary impact, however, is justifiable for the following reasons:

o	A significant value premium is being offered by Magellan;

o	A cash component of 10 cents per MPAL Share is now a part of the Revised Offer; and

o	Magellan owns other, non-MPAL assets.
In assessing Magellan’s initial Offer in its Target’s Statement, the MPAL independent directors pointed out that the dilutionary impact was 8.6% in absolute terms. Magellan has recognised this and acted to address, at least in part, the perceived negativity. The Revised Offer (if the cash component was notionally taken as Magellan Shares) translates to a dilutionary impact of only 5.7%. This remaining dilution, in Magellan’s opinion, is adequately compensated for by the premium represented by the Revised Benchmark Offer Consideration.
For the reasons outlined above, we believe the Revised Offer is HIGHLY ATTRACTIVE to MPAL Shareholders, and we urge all Shareholders to accept the Offer.

5	NOTICES

5.1	Section 650D Notice

Magellan hereby gives notice under Section 650D of the Corporations Act that it varies the Offer contained in Appendix A of the Original Bidder’s Statement by:
(i)	Increase in Offer Consideration

increasing the Offer Consideration to 7.5 Magellan Shares for every 10 MPAL Shares and an additional 10 cents cash for each MPAL Share. Accordingly, all references to:
(A)	“7 Magellan Shares for every 10 MPAL Shares” in the Original Bidder’s Statement is taken to be deleted and replaced with “7.5 Magellan Shares for every 10 MPAL Shares and an additional 10 cents cash for each MPAL Share”; and

(B)	the issue of “up to 14,700,000 new Magellan Shares” in the Original Bidder’s Statement is taken to be deleted and replaced with “up to 15,750,000 new Magellan Shares”.
In accordance with Section 650B(2A) of the Corporations Act, but subject to Clause 6 of Appendix A of the Original Bidder’s Statement, all MPAL Shareholders who accept, or have accepted, the Offer will be paid the additional 10 cents cash per MPAL Share at the same time as they are provided with the Offer Consideration; and

(ii)	Extension of Offer Period

extending the period during which the Offer will remain open for acceptance until 7.00 pm (Sydney time) on 9 March 2006. Accordingly, the Original Bidder’s Statement is hereby amended by replacing all references to “16 February 2006” in the Original Bidder’s Statement with references to “9 March 2006”.
5.2	Section 630(2) Notice – Conditions of the Offer

Magellan hereby gives notice under Section 630(2) of the Corporations Act that:
(i)	the Offer is not free from any of the conditions set out in Clause 7 of Appendix A of the Original Bidder’s Statement;

(ii)	so far as it is aware, none of the conditions set out in Clause 7 of Appendix A of the Original Bidder’s Statement were fulfilled as at the date of this Supplementary Bidder’s Statement; and

(iii)	the new date range in Clause 7.6 of Appendix A of the Original Bidder’s Statement under Section 630 of the Corporations Act as to the status of conditions in Clause 7 of Appendix A of the Original Bidder’s Statement is “between 23 February and 1 March” 2006.
6	ASIC CLASS ORDER 01/1543
As permitted by Class Order 01/1543, this Supplementary Bidder’s Statement contains statements which are made, or based on statements made, in documents lodged with ASIC or ASX. The Class Order permits certain statements to be included in this Supplementary Bidder’s Statement without the consent of the person to whom the statement was attributed where the statement was made in a document lodged with ASIC or ASX.
Pursuant to the Class Order, Magellan will make available a copy of the following documents (or extracts from those documents), free of charge to MPAL Shareholders who request it during the Offer Period:
(a)	MPAL’s Target Statement, and

(b)	MPAL’s Supplementary Target’s Statement.

To obtain a copy of these documents (or the relevant extracts), MPAL Shareholders may call the shareholder information line on 1300 551 398 if calling from within Australia or +613 9415 4303 if calling from outside Australia. As required under the Corporations Act, if any telephone communication is undertaken with MPAL Shareholders on the above numbers, those calls will be recorded, indexed and stored.
7	APPROVAL OF SUPPLEMENTARY BIDDER’S STATEMENT AND NOTICES
This Supplementary Bidder’s Statement and the notices pursuant to Sections 630(2) and 650D of the Corporations Act herein have each been approved by resolutions passed by all of the Directors.
This Supplementary Bidder’s Statement and the notices pursuant to Section 630(2) and 650D of the Corporations Act herein are each dated 24 January 2006.
Signed for and on behalf of Magellan Petroleum Corporation

/s/ Walter J. McCann	/s/ Donald V. Basso

Walter J. McCann	Donald V. Basso
Chairman	Director

/s/ Timothy L. Largay	/s/ Ronald P. Pettirossi

Timothy L. Largay	Ronald P. Pettirossi
Director	Director
A copy of this Supplementary Bidder’s Statement and the notices pursuant to Sections 630(2) and 650D of the Corporations Act herein were lodged with ASIC and sent to MPAL on 24 January 2006. Neither ASIC nor any of its officers takes any responsibility as to the contents of this Supplementary Bidder’s Statement or the notices pursuant to Sections 630(2) and 650D of the Corporations Act herein.

ANNEXURE A – OFFER CONSIDERATION
The value of Magellan’s Offer Consideration will depend, ultimately, on Magellan’s Share price. The table below illustrates a range of possible values and is designed to assist MPAL Shareholders in making a determination of the value of the Offer. Magellan Shares trade on NASDAQ and the Boston Stock Exchange at prices which vary from day-to-day and hour-to-hour.
In addition, the US$/A$ exchange rate varies from day-to-day.
Accordingly, the value of the Offer Consideration varies. Prices may be higher or lower than those illustrated.

						Offer Premium On:
Magellan			Value of Share	Cash		MPAL Pre
Share Price	Exch	Offer	Component	Component	Total Value	Announcement	Adjusted PwC
US$	Rate	Ratio	A$	A$	A$	Closing Price	Intrinsic Value
1.70	0.75	0.75	1.70	0.10	1.80	33%	9%
1.75	0.75	0.75	1.75	0.10	1.85	37%	12%
1.80	0.75	0.75	1.80	0.10	1.90	41%	15%
1.85	0.75	0.75	1.85	0.10	1.95	44%	18%
1.90	0.75	0.75	1.90	0.10	2.00	48%	21%
1.95	0.75	0.75	1.95	0.10	2.05	52%	24%
2.00	0.75	0.75	2.00	0.10	2.10	56%	27%
2.05	0.75	0.75	2.05	0.10	2.15	59%	30%
2.10	0.75	0.75	2.10	0.10	2.20	63%	33%
2.15	0.75	0.75	2.15	0.10	2.25	67%	36%

Revised Benchmark Offer Consideration
1.90 (VWAP)*	0.75	0.75	1.90	0.10	2.00	48%	21%

*	VWAP is the volume weighted average share price of Magellan – source: Bloomberg — in the period since 23 December 2005 (the date of the Northern Territory Government announcement)